                                                                      EXHIBIT 21
                                 TRIBUNE COMPANY

                              LIST OF SUBSIDIARIES

                                                     Jurisdiction of            Other names under which
                                                     Incorporation              subsidiary does business
                                                     -------------              ------------------------
PUBLISHING

Tribune Publishing Company                           Delaware

The Baltimore Sun Company                            Maryland                   The Sun
     Alliance Media, Inc.                            Maryland                   Male and Family, Fifty-Plus, Maryland
                                                                                Job Market, Jubilee
     Homestead Publishing Co.                        Maryland
          Empty Stocking Fund, Inc.                  Maryland
          Patuxent Publishing Company                Maryland                   The Aegis; Columbia Flier, Howard County Times,
                                                                                Towson Times, Cantonsville Times,
                                                                                Ownings Mills Times, Arbutus Times,
                                                                                Baltimore Messenger, Northeast Reporter,
                                                                                North County News, Northeast Booster
               Baltimore Newspaper Networks, Inc.    Maryland
     Signs of Distinction, Inc.                      Maryland

Chicago Tribune Company                              Illinois
    Chicagoland Publishing Company                   Delaware                   Autofinder; Jobfinder; Mature Adult; New Homes
                                                                                Guide; Relcon
     Chicago Tribune Newspapers, Inc.                Illinois                   Chicago Tribune; Exito!
     Chicago Tribune Press Service, Inc.             Illinois                   Tribune Newspaper Network
     Newspaper Readers Agency, Inc.                  Illinois
     Tribune Direct Marketing, Inc.                  Delaware                   Tribune Direct Marketing


The Daily Press, Inc.                                Delaware                   Daily Press
    Virginia Gazette Companies, LLC                  Delaware                   Virginia Gazette

E Z Buy & E Z Sell Recycler Corporation              Delaware
     E Z Buy & E Z Sell Recycler Corporation
     of Southern California                          Delaware                   Recycler, AutoBuys, AutoTruckBuys,
                                                                                TruckBuys, Big Truck & Equipment, CycleBuys,
                                                                                BoatBuys, RV Buys, Car Buys, Desert Auto Buys,
                                                                                EZ-Ads, AutoPix, Auto Seller, The Renter, Caravan
                                                                                Express, Homes & Open Houses, Greater South
                                                                                Bay Real Estate Weekly, Orange County Jobs,
                                                                                Inland Empire Jobs, San Fernando Valley Jobs,
                                                                                Recycler.com
          The Renter, Inc.                           Delaware
          Tillema Publishing, Inc.                   California

Forum Publishing Group, Inc.                         Delaware                   Jewish Journal

The Hartford Courant Company                         Connecticut                Hartford Courant
     Courant Specialty Products, Inc.                Connecticut
           New Mass. Media, Inc.                     Massachusetts              Valley Advocate, Fairfield Weekly,
                                                                                Westchester Weekly, New Haven
                                                                                Advocate, Hartford Advocate
          Heart & Crown Advertising, Inc.            Connecticut

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                                                     Jurisdiction of            Other names under which
                                                     Incorporation              subsidiary does business
                                                     -------------              ------------------------
PUBLISHING (continued)


       TMLH 2, Inc.                                  California

JDTV, Inc.                                           Wisconsin

Los Angeles Times Communications LLC                 Delaware                   latimes.com, Times Community News,
                                                                                Our Times, Daily Pilot,
                                                                                Glendale-News Press, The Burbank
                                                                                Leader, The Foothill Leader, Huntington
                                                                                Beach/Fountain Valley Independent,
                                                                                Newport Beach/Costa Mesa Daily Pilot, Independent
     Los Angeles Times Newspapers, Inc.              Delaware                   Los Angeles Times

Orlando Sentinel Communications Company              Delaware                   The Orlando Sentinel; US Express;  Family Journal
                                                                                Publications; Black Family Today;  Central Florida
                                                                                Family; Central Florida Family Guide; O'Arts;
                                                                                Orlando City Book; Relcon of Florida
     Neocomm, Inc.                                   Delaware                   Neocomm of Delaware, Inc.
     North Avenue Properties, Inc.                   Florida
     Sentinel Communications News                    Delaware
         Ventures, Inc.


The Morning Call, Inc.                               Pennsylvania               Morning Call, Target Select Cable
     Direct Mail Associates, Inc.                    Pennsylvania
     Direct Marketing Distribution, Inc.             Pennsylvania
     Upper Bucks Publishing Company, Inc.            Pennsylvania               Free Press

Premier DataVision, Inc.                             Colorado

Southern Connecticut Newspapers, Inc.                Connecticut                The Advocate, Greenwich Time
     TMLS I, Inc.                                    California

Sun-Sentinel Company                                 Delaware                   Sun-Sentinel; Gold Coast Labeling;
                                                                                Signs by Sun-Sentinel; Florida New Homes
                                                                                and Condominiums Guide
     Gold Coast Publications, Inc.                   Delaware                   Gold Coast Shopper; Vital Signs; South
                                                                                Florida Parenting; City Link

TMD, Inc.                                            Delaware
     Newsday, Inc.                                   New York                   Newsday
          Distribution Systems of America, Inc.      New York
               DSA Community Publishing, LLC         Delaware                   The Yankee Trader, Results Media,
                                                                                Huntington Pennysaver,
                                                                                Shopper's Guide, This Week
               Hoy, LLC                              New York                   Hoy
               DSA Direct, LLC                       New York

Tribune Classifieds, Inc.                            Delaware

Tribune Media Services, Inc.                         Delaware                   TV Log; TV Week; TV Listings
       TMS Interactive Software, Inc.                Delaware
               Interactive Software LLC              Canada
       TV Data Technologies                          Georgia

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                                                     Jurisdiction of            Other names under which
                                                     Incorporation              subsidiary does business
                                                     -------------              ------------------------
Tribune Media Net, Inc.                              Delaware

Tribune National Marketing Company                   Delaware


BROADCASTING AND ENTERTAINMENT

Tribune Broadcasting Company                         Delaware                   Tribune Cable; Tribune Plus; Tribune Plus Corporate
                                                                                Sales; Tribune Creative Services Group;
                                                                                Tribune Television
     Tribune Broadcasting News Network, Inc.         Delaware                   TribNet
     ChicagoLand Television News, Inc.               Delaware                   ChicagoLand Television/CLTV News
     Oak Brook Productions, Inc.                     Delaware
     Tower Distribution Company                      Delaware                   WGN Cable
     ChicagoLand Microwave Licensee, Inc.            Delaware
     Tribune Denver Radio, Inc.                      Delaware                   KOSI; KEZW; KKHK
     WGN Continental Broadcasting Company            Delaware                   WGN-TV; WGN Radio; Tribune Radio Network
     Tribune Entertainment Company                   Delaware
          Magic T Music Publishing Company           Delaware
          Tribune Entertainment Production           Delaware
                  Company
              Chicago River Production Company       Delaware
              435 Production Company                 Delaware
              5800 Sunset Productions Inc.           Delaware
              North Michigan Production Company      Delaware
              Towering T Music Publishing            Delaware
                  Company
     Tribune (FN) Cable Ventures, Inc.               Delaware
     KWGN Inc.                                       Delaware                   KWGN-TV
     Tribune Television New Orleans, Inc.            Delaware                   WGNO-TV; WNOL-TV
     Tribune Television Northwest, Inc.              Delaware                   KCPQ-TV
     KTLA Inc.                                       California                 KTLA-TV
     WPIX, Inc.                                      Delaware                   WPIX-TV
     WLVI Inc.                                       Delaware                   WLVI-TV
     Tribune Network Holdings Company                Delaware
     KSWB Inc.                                       Delaware                   KSWB-TV
     KHWB Inc.                                       Delaware                   KHWB-TV
     Tribune Television Company                      Delaware                   WPMT-TV; WXIN-TV; WTIC-TV; KDAF-TV;
                                                                                WPHL-TV
          Channel 20, Inc.                           Delaware
          Channel 40, Inc.                           Delaware                   KTXL-TV
          Channel 39, Inc.                           Delaware                   WBZL-TV
     Tribune Television Holdings, Inc.               Delaware                   WXMI-TV, KTWB-TV
     WBDC Broadcasting, Inc.                         Delaware                   WBDC-TV
     WEWB, L.L.C.                                    Delaware                   WEWB-TV
     WATL, LLC                                       Delaware                   WATL-TV
     WTXX Inc.                                       Delaware                   WTXX-TV
Tribune California Properties, Inc.                  Delaware
Chicago National League Ball Club, Inc.              Delaware                   Chicago Cubs
Diana-Quentin, Inc.                                  Illinois


                                                     Jurisdiction of            Other names under which
INTERACTIVE                                          Incorporation              subsidiary does business
-----------                                          -------------              ------------------------
Tribune Interactive, Inc.                            Delaware                   chicagotribune.com; sun-sentinel.com;
                                                                                orlandosentinel.com; dailypress.com;
                                                                                metromix.com; go2orlando.com; chicagosports.com;
                                                                                ctnow.com; elsentinel.com; greenwichtime.com;
                                                                                ktla.com; latimes.com; mcall.com; newsday.com;
                                                                                recylcer.com; sstamfordadvocate.com; sunspot.com;
                                                                                wb11.com; wgntv.com; blackvoices.com

     BlackVoices.com, Inc.                           Delaware

Automotive e-Solutions, L.L.C.                       Delaware


MISCELLANEOUS

California Community News Corporation                Delaware
Chicago Avenue Construction Company                  Illinois
Eagle New Media Investments, LLC                     Delaware
     Newport Media, Inc.                             Delaware
     ValuMail, Inc.                                  Connecticut
Eagle Publishing Investments, LLC                    Delaware
GreenCo, Inc.                                        Delaware
Los Angeles Times International, Ltd.                California
     NewsCom Services, Inc.                          Delaware
Riverwalk Center I Joint Venture                     Florida (Partnership)
Tribune License, Inc.                                Delaware
Times Mirror Land and Timber Company                 Oregon
TMCT, LLC                                            Delaware
TMCT II, LLC                                         Delaware
Tribune Finance Service Center, Inc.                 Delaware
Tribune Stock Compensation Fund Partnership          Illinois (Partnership)
Wrigley Field Premium Ticket Services, Inc.          Delaware
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